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                                                                    EXHIBIT 12-2

                  PECO ENERGY COMPANY AND SUBSIDIARY COMPANIES
           COMPUTATION OF RATIO OF EARNINGS TO COMBINED FIXED CHARGES
                    AND PREFERRED STOCK DIVIDEND REQUIREMENTS
                           ($000s, except ratio data)


                                                                       12 MONTHS
                                                                           ENDED
                                                                        12/31/99
                                                                     -----------

NET INCOME                                                             $576,814

ADD BACK:
  INCOME TAXES:
  OPERATING INCOME                                                      359,160
  NON-OPERATING INCOME                                                   (5,058)
                                                                     -----------
  NET TAXES                                                             354,102

  FIXED CHARGES:
  INTEREST APPLICABLE TO DEBT                                           374,518
  ANNUAL RENTALS ESTIMATE                                                 3,272
  CAPITALIZED INTEREST                                                    6,983
                                                                     -----------
  TOTAL FIXED CHARGES                                                   384,773

EARNINGS REQUIRED FOR PREFERRED DIVIDENDS:
  DIVIDENDS ON PREFERRED STOCK                                           12,176
  ADJUSTMENT TO PREFERRED DIVIDENDS*                                      7,475
                                                                     -----------
                                                                         19,651
                                                                     -----------

FIXED CHARGES AND PREFERRED DIVIDENDS                                  $404,424
                                                                     ==========

EARNINGS BEFORE INCOME TAXES AND
  FIXED CHARGES                                                      $1,315,689
                                                                     ==========

RATIO OF EARNINGS TO COMBINED FIXED CHARGES
  AND PREFERRED STOCK DIVIDEND REQUIREMENTS                                3.24
                                                                     ==========


 * ADDITIONAL CHARGE EQUIVALENT TO EARNINGS REQUIRED
   TO ADJUST DIVIDENDS ON PREFERRED STOCK TO A PRE-TAX BASIS